EXHIBIT 23.1(B)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3 of reports issued by LeMaster Daniels PLLC (whose practice became a part of LarsonAllen LLP efective November 1, 2010), dated June 25, 2010, with respect to the financial statements of Gaming Consultants, Inc. and Affiliates, as of December 31, 2009, included in Current Report on Form 8-K/A of Nevada Gold & Casinos, Inc. filed with the Securities and Exchange Commission on September 14, 2011.

/s/ LARSONALLEN LLP

Yakima, Washington
October 19, 2011